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                                                                   Exhibit 23(a)

                        CONSENT OF COUNSEL TO TXU CORP.

     We hereby consent to the incorporation by reference of the statements made as to matters of law and legal conclusions contained in this Annual Report on Form 10-K of TXU Corp. for the fiscal year ended December 31, 2000, under Part I, Items 1 and 2--Business and Properties--US Electric Segment--Regulation and Rates and --US Gas Segment--Regulation and Rates and Environmental Matters--US Segments, in TXU Corp.'s Registration Statement on Form S-3 (No. 333-27989).

                                    WORSHAM FORSYTHE
                                      WOOLDRIDGE LLP


                                    By:  /s/ T.A. Mack
                                        --------------
                                                  A Partner

March 9, 2001
Dallas, Texas